Exhibit 99.1

Press release

RBC Bearings Incorporated Announces Sale of Nice Bearings Facility

Oxford, CT – December 18, 2006 – RBC Bearings Incorporated (Nasdaq: ROLL), a leading international manufacturer of highly-engineered precision plain, roller and ball bearings for the industrial, defense and aerospace industries, today announced that it has completed the sale of its Nice Bearings facility located in Kulpsville, Pennsylvania. The asset was sold to Corvest Realty Group, Inc. The company will realize approximately $3.7 million in net proceeds from the sale and a gain of approximately $800,000 before taxes.

“The sale of this facility represents the final phase of our Nice Bearings consolidation,” said Dr. Michael J. Hartnett, Chairman, President and Chief Executive Officer. “We are very pleased with our team’s continued progress in driving efficiencies across the business and their ability to move production seamlessly from the Nice Bearing facility to other RBC locations. We believe that the completion of this facility sale demonstrates our continued execution and commitment to operational improvement.”

About RBC Bearings

RBC Bearings Incorporated is an international manufacturer and marketer of highly engineered precision bearings and components.  Founded in 1919, the Company is primarily focused on producing highly technical or regulated bearing products requiring sophisticated design, testing, and manufacturing capabilities for the diversified industrial, aerospace and defense markets.  Headquartered in Oxford, Connecticut, RBC Bearings currently employs approximately 1,800 people and operates 16 manufacturing facilities in three countries.

Safe Harbor for Forward Looking Statements

Certain statements in this press release contain “forward-looking statements.”  All statements other than statements of historical fact are “forward-looking statements” for purposes of federal and state securities laws, including any section of this press release entitled “Outlook”; any projections of earnings, revenue or other financial items relating to the Company, any statement of the plans, strategies and objectives of management for future operations; any statements concerning proposed future growth rates in the markets we serve; any statements of belief; any characterization of and the Company’s ability to control contingent liabilities; anticipated trends in the Company’s businesses; and any statements of assumptions underlying any of the foregoing.  Forward-looking statements may include the words “may”, “estimate”, “intend”, “continue”, “believe”, “expect”, “anticipate” and other similar words.  Although the Company believes that the expectations reflected in any forward-looking statements are reasonable, actual results could differ materially from those projected or assumed in any of our forward-looking statements.  Our future financial condition and results of operations, as well as any forward-looking statements, are subject to change and to inherent risks and uncertainties beyond the control of the Company.  These risks and uncertainties include, but are not limited to, risks and uncertainties relating to our ability to integrate acquired companies or assets, general economic conditions, geopolitical factors, future levels of general industrial manufacturing activity, future financial performance, market acceptance of new or enhanced versions of the Company’s products, the pricing of raw materials, changes in the competitive environments in which the Company’s businesses operate, the outcome of pending or future litigation and governmental proceedings and approvals, estimated legal costs, increases in interest rates, the Company’s ability to meet its debt obligations, and risks and uncertainties listed or disclosed in the Company’s reports filed with the Securities and Exchange Commission, including, without limitation, the risks identified under the heading “Risk Factors” set forth in the Company’s Annual Report filed on Form 10-K on June 16, 2006.  The Company does not intend, and undertakes no obligation, to update or alter any forward-looking statement.

Contacts

RBC Bearings

Daniel A. Bergeron

203-267-5028

dbergeron@rbcbearings.com

Ashton Partners

Lauren Murphy

800-281-1163

investors@rbcbearings.com